Exhibit 10(o)

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the provisions of the Pulte Corporation 2000 Stock Incentive Plan for Key Employees (the “Plan”), the employee named in the Grant Acceptance (the “Holder”) has been granted a restricted stock award (the “Award”) of the number of shares of common stock, $.01 par value, of Pulte Homes, Inc., a Michigan corporation (the “Company”) set forth in the Grant Acceptance (the “Shares”), subject to adjustment as provided herein and in the Plan. The Award is subject to the restrictions, terms and conditions set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. This Agreement, together with the Grant Acceptance, constitute the Restricted Stock Agreement which is made and entered into as of the grant date set forth in the Grant Acceptance (the “Grant Date”).

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall (a) accept this Agreement in the manner prescribed by the Company and (b) if requested by the Company, execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of the Shares subject to the Award if Shares are forfeited pursuant to Section 4 hereof or if required under applicable laws or regulations. As soon as practicable after the Holder has accepted this Agreement in accordance with the procedures prescribed by the Company and, if requested by the Company, such stock power or powers, and returned the same to the Company, the Company shall cause to be issued in the Holder’s name the total number of Shares subject to the Award.

2. Rights as a Stockholder. The Holder shall have the right to vote the Shares subject to the Award and to receive dividends and other distributions thereon unless and until such Shares are forfeited pursuant to Section 4 hereof; provided, however, that a dividend or other distribution with respect to such Shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be subject to the same restrictions as the Shares with respect to which such dividend or other distribution was made (and if the Holder shall have received such dividend or other distribution, the Holder shall deliver the same to the Company and shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto).

3. Custody and Delivery of Shares. The Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Shares duly noted, until such Award shall have vested pursuant to Section 4 hereof, and as soon thereafter as practicable, subject to Section 5.3 hereof, the vested Shares shall be delivered to the Holder as the Holder shall direct. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the Shares subject to the Award until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof, and the Company shall as soon thereafter as practicable, subject to Section 5.3 hereof, deliver the certificate or certificates for the vested Shares to the Holder and destroy the stock power or powers relating to the vested Shares delivered by the Holder pursuant to Section 1 hereof. If such stock power or powers also relate to unvested Shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Shares.

4. Vesting.

(a) Except to the extent earlier forfeited or vested pursuant to this Section 4, the Award shall vest on the third anniversary of the Grant Date.

(b) If the Holder’s employment by the Company terminates by reason of the Holder’s death or disability, the Award shall become fully vested as of the date of the Holder’s termination of employment. If the Holder’s employment by the Company is terminated by reason of retirement with the consent of the Company, the Holder shall be required to execute a release agreement having such terms and provisions as the Company may require and the Award shall become fully vested as of the date on which the Holder’s release becomes irrevocable. If the Holder does not execute a release or timely revokes such release, the portion of the Award which is not vested as of the date of the Holder’s retirement shall not vest and shall be forfeited by the Holder and transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee).

(c) If the Holder’s employment by the Company is terminated by the Company for Cause, the portion of the Award which is not vested as of the date of the Holder’s termination of employment shall be forfeited by the Holder and shall be transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee).

(d) If the Holder’s employment by the Company terminates for any reason other than a reason specified in Section 4(b) or 4(c) hereof, the portion of the Award which is not vested as of the date of the Holder’s termination of employment shall be forfeited by the Holder and shall be transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee); provided, however, that the Committee may, in its discretion, make a determination that if the Holder executes a release agreement having such terms and provisions as the Company may require, part or all of such unvested portion of the Award shall become fully vested as of the date on which the Holder’s release becomes irrevocable. If the Holder does not execute a release or timely revokes such release, the portion of the Award which is not vested as of the date of the Holder’s termination of employment shall not vest and shall be forfeited by the Holder and transferred, without payment of any consideration to the Holder, to the Company (or its assignee or nominee).

(e) As used herein, “Cause” shall mean a determination by the Company that the Holder has (i) willfully and continuously failed to substantially perform the duties assigned by the Company or a Subsidiary with which the Holder is employed (other than a failure resulting from the Holder’s disability), (ii) willfully engaged in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives or employees, or (iii) engaged in any act of dishonesty, the commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company or any Subsidiary.

(f) In the event of a Change in Control, the Award shall become fully vested as of the effective date of the Change in Control. As used herein, “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (iii) of this Section 4(f) or (E) any acquisition by any one or more of William J. Pulte, his spouse, any trust or other entity established for the benefit of either or both of such persons, or any charitable organization established by either or both of such persons (“Exempt Persons”); provided further, that for purposes of clause (B), if any Person (other than the Company, any one or more Exempt Persons or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board of Directors; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board of Directors for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5. Additional Terms and Conditions of Award.

5.1. Nontransferability of Award. Prior to the vesting of the Shares subject to the Award, such Shares may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, such unvested Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

5.2. Investment Representation. The Holder hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Board of Directors or the Committee shall in its sole discretion deem necessary or advisable.

5.3. Withholding Taxes. (a) As a condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder or withhold Shares.

(b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 5.3(a), (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock for which the Holder has good title, free and clear of all liens and encumbrances and which the Holder has held for at least six months or purchased on the open market (“Mature Shares”) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the Shares otherwise to be delivered to the Holder pursuant to the Award, a number of whole Shares having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, or (4) any combination of (1), (2) and (3). “Fair Market Value,” as of a specified date, means the fair market value of a share of Common Stock as determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of Common Stock on any exchange or other market on which shares of Common Stock are traded on such date, or if there are no sales on such date, on the next following day on which there are sales. Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No Shares shall be delivered until the Required Tax Payments have been satisfied in full.

5.4. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such Shares, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

5.5. Delivery of Shares. Subject to Section 5.3, upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered the vested Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.

5.6. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or a Subsidiary.

5.7. Decisions of Board of Directors or Committee. The Board of Directors or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

5.8. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

6. Miscellaneous Provisions.

6.1. Employment by Subsidiary. References in this Agreement to employment by the Company shall also mean employment by a Subsidiary.

6.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, Attention: Vice President and General Counsel and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, upon receipt by the party entitled thereto if by express courier service, or five days after the date mailed if by United States mails; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to conflicts of laws principles.

6.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

6.6. Entire Understanding. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, written or oral, with respect thereto.

6.7. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District Court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

6.8 Statute of Limitations. Any action, claim or lawsuit relating to this Agreement must be filed no more than six (6) months after the date of the employment action that is the subject of the action, claim or lawsuit. The Holder voluntarily waives any statute of limitations to the contrary.